EXHIBIT 3.1

Amendment No. 6 to the
Amended and Restated Limited Liability Company
Operating Agreement of DIV Holding LLC

This Amendment No. 6 (this “Amendment”) to the Amended and Restated Limited Liability Company Operating Agreement of DIV Holding LLC, a Delaware limited liability company (the “Company”), is entered into as of February 26, 2007 by and among The Veritas Capital Fund II, L.P., a Delaware limited partnership (“Veritas”), the Person listed as Additional Class B Member on the Additional Class B Member Signature Page hereof (the “Newly Admitted Member”), and the Persons listed as Consenting Class B Members on the Consenting Class B Member Signature Pages hereof (collectively, the “Consenting Class B Members”).

WHEREAS, the Company was formed pursuant to that certain Limited Liability Company Operating Agreement dated as of February 11, 2005 among Veritas and the other Persons listed as Class A Members named therein, as amended by that certain Amended and Restated Limited Liability Company Operating Agreement dated as of April 28, 2005 among Veritas and the other Persons listed as Class A Members named therein, as further amended by that certain Amendment No. 1 to the Amended and Restated Limited Liability Company Operating Agreement dated as of November 22, 2005 among Veritas and the other Persons listed as Class A Members and Class B Members named therein, as further amended by that certain Amendment No. 2 to the Amended and Restated Limited Liability Company Operating Agreement dated as of March 14, 2006 among Veritas and the Persons listed as Additional Class B Members named therein, as further amended by that certain Amendment No. 3 to the Amended and Restated Limited Liability Company Operating Agreement dated as of June 2, 2006 between Veritas and the Person listed as an Additional Class B Member named therein, as further amended by that certain Amendment No. 4 to the Amended and Restated Limited Liability Company Operating Agreement dated as of July 17, 2006 between Veritas and the Person listed as an Additional Class B Member named therein, and as further amended by that certain Amendment No. 5 to the Amended and Restated Limited Liability Company Operating Agreement dated as of December 1, 2006 among Veritas and the Persons listed as Additional Class B Members named therein (collectively, the “Operating Agreement”);

WHEREAS, Veritas desires to admit the Newly Admitted Member to the Company as Additional Class B Member; and

WHEREAS, Veritas and the Consenting Class B Members desire to reflect certain changes to the Class B Percentage Interests of the Consenting Class B Members;

NOW, THEREFORE, in consideration of the mutual agreements made herein, Veritas, the Newly Admitted Member and the Consenting Class B Members hereby agree to amend the Operating Agreement as follows:

1.             Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Operating Agreement.

2.             Effective as of the date hereof, the Newly Admitted Member is hereby admitted to the Company as Additional Class B Member.

3.             Effective as of January 1, 2007, the Class B Percentage Interests of the Consenting Class B Members are increased by the percentages set forth on the Consenting Class B

Member Signature Pages hereof (each, an “Additional Class B Percentage Interest”).  Each of the Consenting Class B Members acknowledges and agrees that, for purposes of Section 4.2 of the Operating Agreement, the Employment/Directorship Date for the Additional Class B Percentage Interest allocated to such Consenting Class B Member is January 1, 2007.

4.             Schedule A and Schedule B to the Operating Agreement are hereby amended in the forms annexed hereto to reflect the names, addresses, Capital Contributions, Class A Percentage Interests and Class B Percentage Interests of the Members after (i) the admission of the Newly Admitted Member to the Company, (ii) the increase of the Class B Percentage Interests of the Consenting Class B Members by the Additional Class B Percentage Interests, and (iii) the elimination of the Class B Percentage Interest of a Class B Member.

5.             All other terms of the Operating Agreement shall remain in full force and effect and by his execution of this Amendment, the Newly Admitted Member makes the representations and warranties set forth in Section 5.2 of the Operating Agreement and agrees to be bound by all of the terms and conditions of the Operating Agreement applicable to the Members.

6.             This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

THE VERITAS CAPITAL FUND II, L.P.

By:	/s/ Robert B. McKeon
Authorized Signatory

Amendment No. 6 to the Amended and Restated Limited Liability Company

Operating Agreement of DIV Holding LLC

Additional Class B Member Signature Page

Mark H. Ronald
Name of Additional Class B Member

Class B Percentage Interest: 0.035%

/s/ Mark H. Ronald
Signature

Amendment No. 6 to the Amended and Restated Limited Liability Company

Operating Agreement of DIV Holding LLC

Consenting Class B Member Signature Page

Natale S. DiGesualdo
Name of Consenting Class B Member

Additional Class B Percentage
Interest: 0.2875%

/s/ Natale S. DiGesualdo
Signature

Amendment No. 6 to the Amended and Restated Limited Liability Company

Operating Agreement of DIV Holding LLC

Consenting Class B Member Signature Page

William Cavanaugh
Name of Consenting Class B Member

Additional Class B Percentage
Interest: 0.4235%

/s/ William Cavanaugh
Signature

Amendment No. 6 to the Amended and Restated Limited Liability Company

Operating Agreement of DIV Holding LLC

Consenting Class B Member Signature Page

Robert Rosenkranz
Name of Consenting Class B Member

Additional Class B Percentage
Interest: 0.4375%

/s/ Robert Rosenkranz
Signature